SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015 (June 9, 2014)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

760 State Route 10
Whippany, NJ 07981
 (Address of Principal Executive Offices)

___________________________________
(Prior Address if Changed From Last Report)

(973) 884-0136
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sale of Equity Securities.

Common Stock:

As previously reported on Form 8-K the Company had issued a Convertible Promissory Note to LG Capital Funding, LLC (“LG”) on or about May 27, 2014.  LG has elected to convert the following principal and interest amounts into common stock of the Company in the following denominations: (i) on January 2, 2105, $8,500.00 of principal and $394.96 of interest was converted into 1,185,994 shares of common stock.

As previously reported on Form 8-K the Company had issued a Convertible Promissory Note to Typex Co-Investment, LLC (“Typex”) on or about May 28, 2014.  Typex has elected to convert the following principal amounts into common stock of the Company in the following denominations: (i) on December 2, 2104, $35,173.54 of principal and interest was converted into 2,714,008 shares of common stock.

As previously reported on Form 8-K the Company had issued a $500,000 Convertible Promissory Note to JMJ Financial (“JMJ”) on or about December 4, 2013.  JMJ has elected to convert the following principal amounts into common stock of the Company in the following denominations: (i) on June 9, 2014, $10,200.00 of principal was converted into 500,000 shares of common stock; (ii) on July 30, 2014, $12,390.00 of principal was converted into 700,000 shares of common stock; (iii) on August 18, 2014, $11,460.00 of principal was converted into 1,000,000 shares of common stock; (iv) on September 2, 2014, $13,500.00 of principal was converted into 1,500,000 shares of common stock; and (v) on September 17, 2014, $14,672.22 of principal was converted into 1,630,247 shares of common stock.

As previously reported on Form 8-K the Company had issued a $220,000 Convertible Promissory Note to Iconic Holdings, LLC (“Iconic”) on or about February 27, 2014.  Iconic has elected to convert the following principal amounts into common stock of the Company in the following denominations: (i) on September 16, 2014, $30,250.00 of principal was converted into 4,033,333 shares of common stock; (ii) on September 24, 2014, $30,250.00 of principal was converted into 4,033,333 shares of common stock; and (iii) on January 5, 2015, $20,000.00 of principal was converted into 2,666,667 shares of common stock.

Item 5.02  Election of Directors, Appointment of Certain Officers.

On January 14, 2015, the Board of Directors, in accordance with the Company’s Articles of Incorporation, unanimously voted to elect Antonio Del Hierro and David H. Lieberthal, Esq. to join the Company’s Board of Directors.  As the principals of MA & Associates, LLC the Company feels these two individuals are uniquely qualified to help the Company, and its wholly owned subsidiary Harris Lee, LLC, navigate through the regulatory and business aspects of the Company’s marijuana testing ventures.

Immediately thereafter, Antonio Del Hierro was appointed Co-CEO with David Cunic.  Mr. Del Hierro will have the primary responsibility of oversight of the Company’s marijuana testing ventures.

Item 7.01  Regulation FD Disclosure.

On January 14, 2015, the Company announced in a press release (Marijuana Testing Lab Company Harris Lee, LLC Becomes 100% Wholly Owned Subsidiary of Pazoo) that the Company acquired the remaining interest in Harris Lee, LLC which is intended to operate marijuana testing facilities, initially, in the States of Colorado and Oregon.  A copy of the press release is attached hereto as Exhibit 99.01  On January 26, 2015, the Company announced in a press release (Pazoo Radio Episode 7 With Antonio Del Hierro Now Available on Pazoo.com) episode 7 of Pazoo Radio was available online where  Antonio Del Hierro  discussed marijuana testing and the business prospects of the Company and its buisiness partners.  A copy of the press release is attached hereto as Exhibit 99.02.

The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 99.01 and 99.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

a.	Exhibits.
	99.01	Press Release dated January 14, 2015.
	99.02	Press Release dated January 26, 2015

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2015	PAZOO, INC. (Registrant)

	By:	/s/ David M. Cunic
David M. Cunic/ CEO